Exhibit 99.1

Sports Field Announces Increased Earnings and Profit for 2017

ST. CHARLES, Ill., April 04, 2018 (GLOBE NEWSWIRE) -- Sports Field Holdings, Inc. (the “Company” or “Sports Field”) (OTCQB:SFHI), through its wholly owned subsidiary FIRSTFORM®, Inc. (“FirstForm”), announced its financial results for the quarter and year ended December 31, 2017.

The Company is very pleased to announce significant improvement in its operations. Improvements were realized in revenue, profitability and operational efficiency as well as a reduction in SG&A and warranty expense.

Financial Highlights for the year ended December 31, 2017

•	Revenue more than doubled from $3.2M in 2016 to $7.0M in 2017

•	Gross margin improved to 15.5% in 2017 as compared to 9.7% in 2016

•	15.5% reduction in SG&A versus prior year

•	$9.7 million in contracted sales in place for 2018 with 8 months remaining

Operational Highlights from 2017

•	Officially launched New TerraSport™ Infill System
•	Acquired a decade of industry sales expertise with hiring of Jacques Roman, our new National Director of Sales
•	Added our new Accel™ line of running tracks creating new revenue opportunities
•	Successful implementation of new CRM to create greater efficiency in quoting

These several factors contributed to the remarkable accomplishments in 2017. The appointment of a new national sales director with extensive experience, and vast contacts in the athletic community, has already significantly increased the sales pipeline for 2018.

The Company continues to distinguish itself in research and development with the introduction of TerraSportTM, our all natural, organic infill system. Additionally, the launch of our Accel™ Running Tracks has created a new source of revenue for the Company that fits perfectly with the Company’s operations model.

Jeromy Olson, the CEO of Sports Field Holdings, said: “Most of the credit for these remarkable accomplishments is due to new and exceptional talent we have added in both sales and operations as well as major product improvement through R&D activities conducted at IMG Academy over the last 24-months. Furthermore, sales are ramping up considerably now that we have many reference accounts that speak to the unmatched performance of our all natural products.”

About Sports Field Holdings, Inc.

Sports Field Holdings, Inc., through its wholly owned subsidiary FIRSTFORM, Inc., is a product development, engineering and design-build construction company, engaged in the design, engineering, constructing, and construction management of athletic facilities, and sports complexes. Construction management of sports facilities and synthetic turf sales are the two primary lines of business. These lines of business can be categorized as design, development, and manufacturing of sports surfacing products and associated pre-engineered construction systems.

To learn more about Sports Field Holdings, Inc. please visit www.sportsfieldholdingsinc.com

Safe Harbor Statement

Any statements that are not historical facts contained in this press release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on April 2, 2018, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the SEC on May 19, 2017, August 14, 2017 and November 14, 2017, respectively and in other documents we file with the SEC. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Copyright © 2017 GlobeNewswire. All Rights Reserved

Contact: Sports Field Holdings, Inc.

Ed Capko

Investor Relations

815-942-4645